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                                                                     Exhibit 5.1

April 6, 2000


Safeguard Scientifics, Inc.
435 Devon Park Drive
Wayne, PA 19043

Re: Safeguard Scientifics, Inc. - Registration Statement on Form S-3 (No. 333-32512)

Ladies and Gentlemen:


We have acted as counsel to Safeguard Scientifics, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to a direct offering of up to 5,000,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock") to certain strategic and institutional investors as described therein.


In rendering the opinion set forth below, we have examined (a) the Registration Statement and the exhibits thereto, (b) the Company's Articles of Incorporation, as amended, (c) the Company's By-laws, (d) a draft of the form of purchase agreement whereby the Shares will be purchased by the strategic and institutional investors named therein, (e) certain records of the Company's corporate proceedings as reflected in its minute books and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares, when issued upon by the Company in the manner contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the Pennsylvania Business Corporation Law of 1988, as amended. We hereby consent to the use of this opinion as Exhibit
5.1 to the Registration Statement and reference to this firm in the "Legal Matters" section of the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons
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Safeguard Scientifics, Inc.
April 5, 2000
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whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP